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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TEARDROP GOLF COMPANY", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                       /s/ Edward J. Freel
                        [SEAL]         ----------------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                       AUTHENTICATION:     8110970

                                                 DATE:     09-19-96

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                           CERTIFICATE OF INCORPORATION
                             OF TEARDROP GOLF COMPANY

    1.    The name of the corporation is TearDrop Golf Company (the
"Corporation").

    2. The Registered Office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The Registered Agent in charge thereof is Corporation Service Company.

    3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    4. The total number of shares of stock which the Corporation shall have authority to issue is eleven million (11,000,000), divided into two classes consisting of ten million shares (10,000,000) of Common Stock, $.01 par value per share, and one million (1,000,000) shares of Preferred Stock, par value of $.01 per share.

    Subject to the limitations prescribed by law, the Board of Directors of the Corporation shall have the authority to cause the issuance of one or more series of Preferred Stock and with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series, the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The Board of Directors shall have all powers and rights with respect to the Preferred Stock which are not inconsistent with any limitations prescribed by law or this Section 4, including, but not limited to, the determination or fixing of the following:

    (i)    The designation and number of shares of such series;

    (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

    (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

    (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

    (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other conditions of such conversion or exchange;

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    (vi)   The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

    (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

    (viii) Notwithstanding any other provision of this Section 4, the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

    5.     The name and mailing address of the incorporator are as follows:

    Name                         Address
    ----                         -------

    Jeffrey A. Baumel, Esq.      c/o Crummy, Del Deo, Dolan,
                                   Griffinger & Vecchione
                                 One Riverfront Plaza
                                 Newark, New Jersey 07102

    6. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

    7. To the fullest extent permitted by the General Corporation Law of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall not be relieved from liability:
(a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of Delaware; or (d) for any transaction from which the director derived an improper personal benefit.

    I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of September, 1996.


                                       /s/ Jeffrey A. Baumel
                                       -----------------------------------
                                       Jeffrey A. Baumel, Esq.,
                                       Incorporator